Fortune Brands 06/07 Facts

June 28, 2007 | $82 Stock | 16.1x '07 P/E | 1.9% dividend yield, 6.5% total yield with free cash flow[7] | $13B market cap | $9B sales | 17% operating margin | ~25% RONTA[1] | 10% ROIC[5] | long-term goals: 10%+ EPS, ↑returns | ~800K daily trading volume | 156mm diluted, 153mm basic shares | ~70% institutional ownership | 0.7 beta | member S&P 500, MSCI World Index

STRONG CONSUMER BRANDS AND MARKETS | STRONG GROWTH AND RETURNS | CONSISTENT STRATEGY TO DRIVE VALUE



A Balance of Power

Strong Consumer Brands and Markets

Broad portfolio of leading consumer brands: ~90% of sales from #1/#2 market positions; 25 brands with ~$100mm sales or more, such as Jim Beam, Maker's Mark, Sauza, Moen, Omega, Master Lock, Titleist and FootJoy.

Spirits & Wine *$2.8B '06 sales; 26% O.I. margin (27% excl. Allied Domecq transition sales):* A global leader in premium spirits (#4 with 35mm cases) built on distribution strength in priority markets – #2 in U.S. (#1 U.S. based), Australia & Canada, #3 in Spain, and a leader in U.K. and Germany; strong S&W portfolio of global and premium growth brands (~70% of total S&W sales) as well as national regional brands (~30% sales). Major global & premium growth brands are #1 Jim Beam and fast-growing Maker's Mark bourbons, #2 Sauza tequila, #2 Canadian Club whisky, Courvoisier cognac, and #1 DeKuyper® cordials (U.S.), supplemented by Laphroaig single malt scotch and Starbucks™ liqueurs. Also #5 in super-premium U.S. wines (~10% of total sales) led by #2 Clos du Bois brand. #2 U.S. spirits distribution through Future Brands joint venture (~45% sales) and strong international distribution through Maxxium joint venture sales force (~15% sales) as well as other effective distribution (~30% sales), including Coca-Cola Amatil in Australia and our own direct sales forces in U.K., India, and Duty Free. ~55% sales U.S.

Home & Hardware *$4.7B '06 sales, 15% O.I. margin:* Consumer brands that impact home value with functionality & design/fashion; a leader in kitchen & bath products with #2 cabinets (~45% of total Home sales) and #1 Moen faucets (~25% sales); a leader in exterior doors & windows (~20% sales) with #1 Therma-Tru fiberglass entry doors and #1/#2 Simonton vinyl replacement windows; a leader in security & storage (~10% sales) with #1 Master Lock, American Lock and #1 Waterloo tool storage (primary supplier for Sears Craftsman® line). U.S. new construction ~30–40% sales. Home centers and top 20 builders combined 25–30% sales. ~90% sales U.S.

Golf *$1.3B '06 sales: 13% O.I. margin:* World's #1 golf business with leading brands, innovation, and breadth of product line, largely consumables: #1 in golf balls with Titleist & Pinnacle (~40% of total Golf sales), #1 in golf shoes & gloves with FootJoy (~20% sales), #1 in golf outerwear, other accessories (~10% sales), and #2/#3 in golf clubs with Titleist & Cobra (~30% sales). ~65% sales U.S.

Focused on high-return consumer markets worldwide with multiple segments and channels that reward brand building, innovation and customer service.

- ~20% of sales from new products introduced last 3 years.
- 538 patents awarded in 2006, up from 303 in 2005 and 230 in 2004.
- Market average selling price up in nearly every category.
- Largely passed through increased commodity raw material and energy costs.
- Largest customer ~5% of Fortune Brands' total sales.
- Combined U.S. mass merchant, home center and top 20 builders sales 15-20% of total.
- U.S. new construction related sales ~15–20% of Fortune Brands' operating income.
- International ~23% total sales and drove 2 of 5 points of internal[2] growth in 2006.

2006 Fortune Brands operating income mix



Spirits & Wine
45%
44%
Home & Hardware
11%
Golf

After-tax return on net tangible assets [1]
FO: ~25% S&W: 20-25% H&H: 30%+ Golf: 20%+

FORTUNE BRANDS

Contact:
Tony Diaz
Vice President – Investor Relations
tony.diaz@fortunebrands.com

520 Lake Cook Road
Deerfield, Illinois 60015-5611
847.484.4400
www.fortunebrands.com

FO LISTED NYSE

Top Selling Brands

25 Brands with 2006 Sales of ~$100 million or more[13] (in millions)

Moen faucets	**$1,050**
Titleist golf equipment	**750**
Aristokraft cabinetry	**600**
Jim Beam bourbon	**550**
Therma-Tru exterior doors	**500**
Simonton vinyl windows	**400**
FootJoy golf shoes & gloves	**300**
Master Lock security	**300**
Sauza tequila	**250**
Waterloo tool storage	**250**
Omega cabinetry	**250**
Kitchen Craft cabinetry	**250**
Courvoisier cognac	**200**
Cobra golf clubs	**200**
DeKuyper cordials	**150**
Clos du Bois wine	**150**
Schrock cabinetry	**150**
HomeCrest cabinetry	**150**
Diamond cabinetry	**150**
Kitchen Classics cabinetry	**150**
Canadian Club whisky	**100**
Maker's Mark bourbon	**100**
Decora cabinetry	**100**
Teacher's scotch	**100**
Kemper cabinetry	**100**

Strong demographics drive 3-4% average long-term market revenue growth:

Spirits & Wine Growing global spirits industry and strong growth in premium U.S. market with ↑ cocktail culture and super-premium wine gradually gaining share from beer. Drivers: entertainment of cocktails with ↑ mixologists & flavor innovation as well as ↑ consumer sophistication and ↑ demand for affordable luxury; also ↑ advertising opportunity vs. beer and ↑ effective responsibility programs contributing to ↑ social acceptance. Strong growth of premium western spirits in developing countries.

Home ↑ home ownership – part of "American Dream," U.S. kitchens larger and often centerpiece of home, ↑ baths per home, ↑ need for energy-efficient and weather-resistant doors & windows, each generation ↑ spend on home, and historically attractive interest rates (tax deductible to home owners).

- Repair & Remodel (2/3 market) driven by ↑ consumer interest and spending on home (e.g. ↑ popularity of home improvement TV and magazines), ↑ remodeling frequency, aging housing stock (average age 30+ years), ↑ household wealth, highest-ROI projects kitchen & bath and entry doors, ↑ mobile society, as well as function and style innovation.
- New Construction (1/3 market) Underpinned by 1% annual growth in U.S. households since 1990 – expected to continue with immigration, ↑ home ownership, ↑ second homes with aging baby boomers, ↑ life expectancies; also ↑ replacement of aging homes.

Golf Low single-digit long-term growth in U.S. rounds of play (rounds up substantially with age, particularly retirement; first baby boomers turned 60 years old in 2006), ↑ worldwide popularity of golf, and ongoing equipment innovation.

Strong Growth and Returns

Superior profitable growth record since becoming Fortune Brands in 1997.

Long-term goals:

- 4–6% internal sales growth driven by 3–4% average long-term market revenue growth, share gains with brand investment and innovation, and new markets.
- 6–7% internal operating income growth driven by productivity gains and mix, including higher margin new products and operating leverage.
  - S&W mid-single-digit growth before the acquired brands, Home & Hardware mid-to-high-single-digit growth and Golf low-to-mid-single-digit growth long-term (all achieved over 1, 3, 5 and 10-year periods).
- 10%+ diluted EPS growth with high-return use of strong free cash flow after capital expenditures and dividends ($500mm per year and growing).
- Portfolio realignment with 2005 spin-off of Office and Allied Domecq S&W brands acquisition resulted in more balance and better position to achieve long-term goals.
- Acquisitions not necessary to achieve goals (EPS compounded 10%+ internally 96–06[4]).
- Strong returns: ROE in mid-20's, ↑ ROIC – substantially in excess of cost of capital.

For 2007, we announced on June 12 that we expect continued strong performance of premium S&W, share gain and new market initiatives in Home, and technology and brand leadership in Golf will help offset a very challenging housing market, with diluted EPS before charges/gains up low-single digits to down mid-single digits[11] (against $5.33 base in 2006) and free cash flow after dividends of $500–$600mm[7].

- Segment 2007 operating income growth targets (4/26): S&W up mid-to-high single digits; Home down mid-single to low-double digits with better comparisons in second half, and Golf up low-to-mid single digits.
  - Home's target assumes total home products market declines low double-digits, including repair & remodel off low-to-mid single digits and new construction off ~25% with an improving rate of decline in the second half of 2007.

10-year Track Record of Strong Growth and Returns

- 6% internal sales* CAGR**
- 15% → 18% operating margin before charges*
- +17% EPS before charges/gains CAGR[12]
- Strong ROIC & ROE
- ~$100mm → $500mm+ free cash flow
- +7% dividend CAGR**


THE FIRST 59
IN U.S. OPEN HISTORY.
Titleist

MOEN
Buy it for looks. Buy it for life.®


HERE'S TO YOU, DARIO.
CANADIAN CLUB® CONGRATULATES DARIO FRANCHITTI
ON HIS INDY 500® VICTORY.


JIM BEAM
FUSION


CONSUMERS EXPECT A LOCK TO BE RELIABLE,
DURABLE, FUNCTIONAL AND ABOVE ALL, SECURE.
THEY NEVER SAID IT HAD TO BE BORING.

	'97[10]	'98	'99	'00	'01	'02	'03	'04	'05	'06
Growth continuing operations:										
Net sales growth	2%	9%	6%	4%	2%	4%	12%	20%	15%	24%
Internal net sales[2] growth	4%	5%	7%	7%	1%	8%	8%	11%	7%	5%
Operating margin before charges[3]	15%	15%	16%	17%	16%	17%	17%	17%	17%	18%
Earnings and returns:										
EPS growth before charges/gains[4]	16%	13%	19%	18%	5%	18%[8]	18%	23%	12%	15%
ROIC before charges/gains[5]	12%	11%	12%	13%	14%	17%	17%	16%	11%	10%
ROE before charges/gains[6]	15%	15%	17%	22%	22%	24%	24%	25%	21%	18%
Dividend rate[9] (¢)	84	88	92	96	100	108	120	132	144	156
Free cash flow[7]*** ($, mm)	96	11	122	113	287	447	442	393	385	577
Shares purchases ($, mm)	86	112	398	256	273	278	205	322	0	0

* Continuing operations, excluding office products.
** CAGR: compounded annual growth rate.
*** After dividends and net capital expenditures.


IF YOU'RE NOT COMPLETELY SATISFIED, SEND IT BACK. WE'LL DRINK IT.
JIM BEAM
THE STUFF INSIDE MATTERS MOST.

Highlights of 2007 Growth Initiatives:

Spirits & Wine Grow major premium brands — "Building Brands People Want to Talk About."

- ↑ Brand spend double-digits on global premium brands in 2007 as well as shift price promotion to brand building and roll out prioritized, long-term brand-country growth initiatives over course of the year.
- Expand on 2006 success: doubled size, dramatically enhanced premium and global position of portfolio as well as organization, and fully integrated and reviewed acquired Allied Domecq brands, while achieving synergies, financial goals and sustaining brand momentum.
- Leverage great heritage and compelling stories of brands as well as overall product breadth and global distribution advantages (e.g. best bourbon portfolio, America's Native Spirit, ↑ capacity; Sauza #1 tequila in Mexico — drive Hornitos and Cien Años in U.S.; growth platforms of leading national brands in U.K., Spain, Germany, India, Brazil and Philippines).
- Continue product innovation (e.g. DeKuyper Pomegranate, Mango, Papaya, and Pineapple-Coconut flavors) and creative approach to joint ventures, acting as preferred partner (e.g. new Coca-Cola Amatil distribution in our #2 market Australia with 3x account coverage, Starbucks liqueurs, and Lion Nathan Australia/New Zealand wines).
- Continue expansion of Drink Smart consumer education program and proactive commitment to the highest standards of responsible marketing.


Conservative
Liberal
Maker's Mark
WE MAKE OUR BOURBON CAREFULLY. PLEASE ENJOY IT THAT WAY.


Introducing a delicious addition to our permanent collection.
Bringing Art to the Cocktail


HORNITOS
100% PURE BLUE AGAVE
Sauza
TEQUILA
REPOSADO
HORNITOS

Home & Hardware
Track record of consistent growth



40
35
30
25
20
15
10
5
0
-5
-10
-15
-20
-25
Indexed Home & Hardware Internal Operating Income (1989 = 10)
April 26 '07 Target
Recession
Recession
Annual % growth U.S. single family housing starts
91
94
97
00
03
06

Home & Hardware Sales Channel Mix



International
Dealers
Commercial
Builder Direct
Home Centers
Wholesale
Mass Merchant
Other Retail

Home & Hardware Continue to outperform U.S. market managing through housing downturn, and pursue adjacent product and international revenue growth opportunities.

- By end of 2006, already had announced resizing of supply chains, closing 2 facilities and reducing head-count ~10%. Execute additional cost savings (3rd plant closed 2Q '07).
- ↑ Price to offset increased commodity costs fully benefit in 2Q '07.
- Maintain strategic spend and supply capability – be well positioned when strong demographics (see page 2 top) return market growth.
- Continue to expand #2 cabinets share (~45% total Home sales) in highly fragmented $12B U.S. market – create innovative storage and fashion features, and leverage national scale, broad product line and supply chain excellence; innovate #1 Moen fashion & function and expand ShowHouse luxury brand; ↑ material substitution and distribution of #1 Therma-Tru fiberglass entry doors (e.g. Lowe's® and Finish-Right programs) and Simonton vinyl windows (~20% sales combined); ↑ penetration of new markets (10-15% sales in total), such as Moen China/Mexico, bath accessories and showering, patio doors, and new markets for #1 Master Lock, such as towing and automotive; and reposition Waterloo tool storage.
- Intensify consumer focus: Aristokraft, Moen and Simonton each recently ranked #1 in customer satisfaction by J.D. Power and Associates.



Aristokraft Omega Diamond Schrock KitchenCraft Decora



厨卫质尚
和谐尽享
MOEN 摩恩



More new reasons to have the #1 door behind your business.
THERMA TRU





DESTROYS CONVENTION.
DEMOLISHES THE BALL.



RESHAPE YOUR GAME.
The New Titleist 907 Drivers.
TITLEIST. THE #1 460cc DRIVER ON THE PGA TOUR.

Golf Equipment Market Share*



Balls
#1
FO
~60%
#2
Shoes & Gloves
#1
FO
60%+
#2
Clubs
#1
#2
#3 FO
16%

* Dollar share at U.S. golf pro-shops.

FO
LISTED
NYSE

Golf Build and capitalize on leading innovation and patent portfolio as well as leading customer service and position with golf professionals and amateurs (new for 2007: improved Titleist Pro V1, 907D drivers, 755 Forged irons, Scotty Cameron putters; Cobra Speed drivers and Baffler utilities; FootJoy ReelFit), leverage dual brand strategy coverage & flexibility (#1 Titleist & Pinnacle lines in golf balls, #2/#3 Titleist & Cobra in clubs, and #1 FootJoy & DryJoys in shoes, gloves & performance outerwear), and continue strong international growth (~35% total sales) leveraging new platforms of direct distribution in key Asia-Pacific markets, and further ↑ custom fitting.

Consistent Strategy to Drive Value

First & foremost, build profitable leading consumer brands organically through leading innovation, plus excellence in sales, marketing, supply chains & service.

- ~25% after-tax return on net tangible assets[1] vs. approximately 8% cost of capital: 30%+ Home & Hardware, 20–25% Spirits & Wine and 20%+ Golf.
- 33,000 associates, top talent in each category, decentralized operations, winning informal culture that's open, results oriented, low turnover, diverse and high integrity (see www.fortunebrands.com for policies on Governance, Code of Conduct, Environmental, and Employment).
- Building brands: Focus innovation on consumer insights and defensible technology, extend brands into adjacent market segments, expand customer relationships and pursue targeted international growth opportunities.
- Ongoing cost reduction (3–5% goal per year) and asset efficiency targets to fund brands.
- Preferred vendor status across categories – increasingly the partner of choice (e.g. home centers, including Lowe's® named Therma-Tru 2006 Supplier of the Year across categories, large builders, V&S/Absolut®, Starbucks and Coca-Cola Amatil).

Second, drive value by sharply allocating free cash flow and capital with discipline and patience based on returns prioritized generally as follows:

- Internal growth: high-return brand investment of capital expenditures (~3-year payback).
- Debt reduction: current focus in order to further ↑ financial flexibility following $5.25B spirits & wine acquisition financed 100% with debt at a blended rate of approximately 5%.
  - $5.9B net debt (3/31/07) (3.3x net debt-to-trailing-EBITDA, 53% net debt-to-total-capital).


EPS growth rate before charges/gains[(1)]
P/E on First Call mean estimate
1996 – 2007
June 28 on '07 EPS
16.8%
8.5%
16.1x
16.2x
FO
S&P
FO
S&P

Major Premium Spirits & Wine Brands


JIM BEAM


Sauza

New


Maker's Mark

New



New


Canadian Club

New


CLOS DU BOIS

New

- Target solid investment-grade debt ratings long-term: currently BBB/Baa2 /BBB+ and A2/P2/F2 ratings from S&P, Moody's and Fitch, respectively.

— Add-on acquisitions, joint ventures: high-return, targeted, synergy-driven and must buy well; long-held focus where returns highest – existing Home categories and premium spirits; and often non-auction and executed in-house.

— Share buybacks: attractive but focus still on debt reduction.

- Sharper focus on high-return categories positions FO for multiple expansion – with Home market correction, trade at ~1% discount* despite stronger growth and returns.
  - — FO also trading at about a 20% discount to other leading consumer companies.*

— ↑ Dividend: increased every year as Fortune Brands, including four 12¢ increases in a row; ↑ 8% in July 2006 to current $1.56 annual rate.

- Attractive dividend yield: 1.9% versus 1.8% for S&P 500.*

*June 28, 2007 market prices.

Third, focused on our three attractive consumer categories, extend strong stewardship of capital track record. Emphasize long-term brand building while delivering results and continue to carefully progress the evolution of our portfolio to create value.

Development:

2007: With Swedish government's June 20 formal approval to privatize Vin & Sprit, the makers of Absolut vodka, we will take a close look at the opportunity to create value building on our existing successful 6-year partnership with V&S.

— Potential to be stronger #2 in U.S. spirits (stronger #1 U.S.- based) and #4 → #3 in premium spirits globally.

2006: Acquired #3 Simonton vinyl-framed window brand as well as leading composite millwork brands with total sales of $565mm (6/06). $600mm cost financed with debt and 4mm shares of FO appealing to seller. Though initially EPS dilutive due to rapid housing downturn, substantial opportunity to ↑ margins and combine best-in-class vinyl window company (leading innovation, nationwide distribution and 7-day delivery capability) with Home & Hardware synergies, competing in highly fragmented $12B U.S. window and patio doors market.

2005: Acquired more than 25 Allied Domecq spirits & wine brands from Pernod Ricard with debt for $5.25B cost (7/05 close with asset transfer substantially completed 1/06). Builds on strong worldwide position by leveraging complementary global premium brands on existing structure as well as adding leading national brands and sales and distribution operations in three high priority international markets (U.K., Germany & Spain).

— Added 35¢+ EPS in 2006.

2004: Bolt-on acquisitions: U.K.-based Sentinel doors to Therma-Tru and Canada-based Dudley to Master Lock (~$30mm total cost).

2003: Acquired #1 Therma-Tru entry door systems for $924mm cost (11/03), earned more than 20¢ EPS accretion in first year.

— Also made bolt-ons: American Lock to Master Lock, Capital Cabinets to our cabinets business, and Wild Horse Winery to Beam Wine Estates ($124mm total cost).

2002: Added #4 Omega Group to our #2 cabinet business for $538mm (4/02), earning more than 20¢ EPS accretion in first year.

2001: Created strategic alliance with Vin & Sprit (6/01), the makers of Absolut vodka, adding 20–25¢ EPS in first year by forming #2 in U.S. Future Brands distribution joint venture ($270mm proceeds and ~12¢ non-cash EPS benefit from amortization until 2011), joining international Maxxium JV, and selling 10% equity interest in our existing Spirits & Wine business for $375mm (Vin & Sprit maintained 10% with additional capital contribution after 2005 Allied brands acquisition – total 10% fair value on 3/31/07 of $545mm).

Reposition/Divestiture:

2005: Spun-off/merged Office Products unit with GBC (8/05) to form ACCO Brands (NYSE "ABD"). Followed very successful repositioning program 2001-2005 and generated $1.8B aggregate enterprise value – multiples of amount realizable if divested early 2001.



SIMONTON StormBreaker®



Builders,
Thanks for making us number one – again.
THERMA TRU DOORS

— Spin-off rationale: focuses Fortune Brands on building highest return and strongest consumer branded categories, while enabling ACCO to maximize value pursuing high-return acquisition opportunities over time, beginning with integrating GBC.
— Spin-off improves FO's internal sales compounded annual growth rate 96–05 from 4% with Office to 6% based on continuing operations, while also enhancing margins and returns.

2001-2002: $280mm proceeds (7.5x trailing O.I.) divesting (10/01) private-label Scotch ($235mm sales); and $19mm proceeds divesting (10/02) plumbing parts ($60mm sales).

2000: Completed 40% downsizing of corporate office and move from Greenwich, Connecticut to an existing subsidiary facility in Illinois: +10¢ EPS in 2000.

Share Purchases:

1999-2004: $1.7B high-return share repurchases having bought 43mm shares at an average price of $38; achieved a 14% net reduction in diluted shares.

Fourth, leverage Fortune Brands' overall category breadth and balance to drive value.
— Utilize enhanced flexibility to "do the right things at the right time" for long-term value.
  - Internal brand development (e.g. sustaining Home new product spend in market downturn, spending to defend golf ball business 1999-2001, repositioning Office 2001-2005).
  - High-return development/acquisitions (e.g. $5.25B Allied Domecq brands acquisition in 2005; V&S partnership in 2001).
— Realize synergies, including best practices (advanced materials, lean manufacturing, information systems), costs (sourcing, logistics, travel, etc.), corporate services, deep management strength and lower cost of capital.
— Continue to lead value creation in each category with strong, proven management teams, ensuring brands worth most to Fortune Brands.
— Continue to deliver consistent, strong overall financial performance and total shareholder returns long-term (e.g. FO investment tripled in value since beginning of 2000 versus S&P 500 total increase of only 16%).

Fifth, reward value creation: executive compensation is superior-performance driven and 2/3 stock based.
— Key performance metrics: ↑ stock price, EPS growth and ↑ ROIC.
— Operating executives targets also include internal operating income growth and further improved asset utilization.
— Acquisition "commitment" cases layered into performance targets.

Fortune Brands, Inc. Reconciliation of return on invested capital (ROIC) before charges/gains to GAAP ROIC[5]

	'97	'98	'99	'00	'01	'02	'03	'04	'05*	'06
ROIC Before Charges/Gains	11.6%	10.7%	11.9%	13.0%	14.0%	16.6%	16.8%	16.3%	11.4%	10.0%
Adjusted Net Income before after-tax interest	$ 466.6	$ 424.8	$ 480.8	$ 526.7	$ 490.6	$ 540.5	$ 616.2	$ 757.8	$ 797.3	$ 1,029.8
Net (charge)/gain	(201.0)	—	(1,230.3)	(502.8)	16.0	68.8	9.5	82.4	(70.5)	13.0
FAS 142 amortization benefit as of 1/1/96	(92.9)	(96.4)	(73.2)	(66.5)	(49.6)	—	—	—	—	—
GAAP Net Income before after-tax interest	$ 172.7	$ 328.4	$ (822.7)	$ (42.6)	$ 457.0	$ 609.3	$ 625.7	$ 840.2	$ 726.8	$ 1,042.8
Adjusted Invested Capital	$4,024.6	$3,965.1	$4,049.1	$4,059.1	$3,507.3	$3,252.6	$3,661.9	$4,638.1	$6,994.3	$10,262.9
Cumulative net (charge)/gain	1,521.8	1,450.6	756.9	380.4	24.9	105.0	26.0	11.1	107.8	(42.0)
GAAP Invested Capital	$5,546.4	$5,415.7	$4,806.0	$4,439.5	$3,532.2	$3,357.6	$3,687.9	$4,649.2	$7,102.1	$10,220.9
GAAP ROIC	3.1%	6.1%	-17.1%	-1.0%	12.9%	18.1%	17.0%	18.1%	10.2%	10.2%

* From continuing operations

Fortune Brands, Inc. Reconciliation of continuing operations internal net sales to GAAP net sales[2]

	'96	'97	'97	'98	'98	'99	'99	'00
Internal Net Sales	$3,016.1	$3,129.4	$3,265.1	$3,434.5	$3,542.8	$3,777.2	$3,794.4	$4,052.3
Net impact acqs. & divestitures	28.4	4.9	(133.5)	—	(133.3)	(59.9)	(38.8)	(52.0)
Impact of foreign exchange rates	—	(2.7)	—	(25.0)	—	(8.6)	—	(42.4)
Spirits & Wine excise taxes	444.5	418.7	418.7	443.7	443.7	448.7	401.8	394.8
Interim Absolut sales	—	—	—	—	—	—	—	—
EITF Restatements	—	—	—	28.0	28.0	(37.8)	(37.8)	(72.10)
GAAP Net Sales	$3,489.0	$3,550.3	$3,550.3	$3,881.2	$3,881.2	$4,119.6	$4,119.6	$4,280.6
% Change Internal Sales		3.8%		5.2%		6.6%		6.8%
% Change GAAP Net Sales		1.8%		9.3%		6.1%		3.9%

Fortune Brands, Inc. Reconciliation of EPS before charges/gains to GAAP EPS[4]

	'96	'97	'97	'98	'98	'99	'99	'00
Diluted EPS Before Charges/Gains	$ 1.28	$ 1.48	$ 1.48	$1.67	$1.67	$ 1.99	$ 1.99	$ 2.34
Tax-related special items	—	—	—	—	—	—	—	0.19
Restructuring and acquisition-related items	—	(1.16)	(1.16)	—	—	(0.75)	(0.75)	(0.30)
Insurance gain	—	—	—	—	—	—	—	—
Gain/(loss) on divestitures	—	—	—	—	—	0.13	0.13	—
Net acquisition currency hedge costs	—	—	—	—	—	—	—	—
Currency mark-to-market expense	—	—	—	—	—	—	—	—
Writedown of intangibles	—	—	—	—	—	(6.76)	(6.76)	(3.06)
Benefit from FAS 142 (1/1/02)	—	—	—	—	—	—	—	—
Impact of dilutive shares	—	—	—	—	—	0.04	0.04	0.03
1/96 benefit Gallaher payment	(0.25)	(0.09)	—	—	—	—	—	—
Minority Interest Charge	—	—	—	—	—	—	—	—
Diluted GAAP EPS	$ 1.03	$ 0.23	$ 0.32	$1.67	$1.67	(5.35)	$(5.35)	$(0.80)
% Change Diluted EPS Before Charges/Gains		15.6%		12.8%		19.2%		17.6%
% Change GAAP Diluted EPS		-77.7%		626.1%				—

* From continuing operations

Fortune Brands, Inc. Reconciliation of continuing operations operating margin before charges to GAAP operating margin[3]

	'97	'98	'99	'00	'01	'02	'03	'04	'05	'06
Operating Margin Before Charges	15.1%	15.0%	16.2%	17.3%	16.1%	17.1%	17.1%	17.0%	16.8%	17.5%
Operation Income before charges	$534.5	$583.4	$667.3	$742.6	$704.5	$780.8	$874.2	$1,045.3	$1,183.5	$1,536.6
Net (Charges) / Gains	(210.9)	—	(1192.8)	(25.9)	(37.5)	(15.6)	(5.9)	(20.7)	(19.6)	(35.3)
FAS 142 amortization benefit as of 1/1/96	(72.2)	(74.3)	(52.9)	(45.8)	(45.2)	—	—	—	—	—
GAAP Operating Income	$251.4	$509.1	$(578.4)	$670.9	$621.8	$765.2	$868.3	$1,024.6	$1,163.9	$1,501.3
GAAP Net Sales	$3,550.3	$3,881.2	$4,119.6	$4,280.6	$4,383.3	$4,572.3	$5,112.6	$6,145.2	$7,061.2	$8,769.0
GAAP Operating Income Margin	7.1%	13.1%	-14.0%	15.7%	14.2%	16.7%	17.0%	16.7%	16.5%	17.1%

Reconciliation of continuing operations internal net sales to GAAP net sales[3] (continued)

'00	'01	'01	'02	'02	'03	'03	'04	'04*	'05*	'05*	'06
$3,741.2	$3,767.4	$3,883.2	$4,199.9	$4,397.1	$4,728.8	$5,198.4	$5,762.4	$5,873.3	$6,302.6	$7,744.7	$8,094.7
235.0	150.1	(19.9)	53.4	(135.9)	0.6	(387.8)	1.4	(27.8)	444.4	(1,082.0)	118.1
—	(45.1)	—	7.9	—	81.2	—	81.7	—	27.2	—	42.2
340.4	344.9	314.7	311.1	311.1	302.0	302.0	299.7	299.7	287.0	398.5	$514.0
—	205.30	205.30	—	—	—	—	—	—	—	—	—
(36.00)	(39.30)	—	—	—	—	—	—	—	—	—	—
$4,280.6	$4,383.3	$4,383.3	$4,572.3	$4,572.3	$5,112.6	$5,112.6	$6,145.2	$6,145.2	$7,061.2	$7,061.2	$8,769.0
	0.7%		8.2%		7.5%		10.8%		7.3%		4.5%
	2.4%		4.3%		11.8%		20.2%		14.9%		24.2%

Reconciliation of EPS before charges/gains to GAAP EPS[4] (continued)

'00	'01	'01	'02	'02	'03	'03	'04	'04*	'05*	'05*	'06
$ 2.34	$2.45	$2.45	$2.90	$3.21	$3.79	$3.79	$4.68	$4.12	$4.62	$4.62	$5.33
0.19	0.78	0.78	0.68	0.68	0.28	0.28	0.71	0.69	0.05	0.05	0.57
(0.30)	(0.41)	(0.41)	(0.24)	(0.24)	(0.16)	(0.16)	(0.21)	(0.08)	(0.08)	(0.08)	(0.15)
—	—	—	—	—	—	—	0.05	0.05	—	—	—
—	0.03	0.03	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	(0.72)	(0.72)	—
—	—	—	—	—	—	—	—	—	—	—	(0.02)
(3.06)	(0.30)	(0.30)	—	—	(0.05)	(0.05)	—	—	—	—	—
—	—	—	0.31	—	—	—	—	—	—	—	—
0.03	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	(0.31)
$(0.80)	$2.55	$2.55	$3.65	$3.65	$3.86	$3.86	$5.23	$4.78	$3.87	$3.87	$5.42
	4.7%		18.4%		18.1%		23.5%		12.1%		15.4%
	—		43.1%		5.8%		35.5%		-19.0%		40.1%

* From continuing operations

Fortune Brands, Inc. Reconciliation of return on equity before charges/gains to GAAP return on equity[5]

	'97	'98	'99	'00	'01	'02	'03	'04	'05*	'06
ROE Before Charges/Gains	15.3%	15.0%	17.4%	21.9%	21.9%	23.7%	24.3%	25.5%	20.9%	19.4%
Adjusted Net Income	$334.3	$389.0	$412.1	$440.7	$428.2	$492.6	$569.0	$700.8	$694.9	$815.7
Net (charge)/gain	(144.0)	(30.5)	(1,230.4)	(502.8)	16.0	68.8	9.5	82.4	(74.4)	13.8
FAS 142 amortization benefit as of 1/1/96	(92.9)	(96.4)	(73.2)	(66.5)	(49.6)	—	—	—	—	—
GAAP Net Income after preferred dividends	$97.4	$262.1	$(891.5)	$(128.6)	$394.6	$561.4	$578.5	$783.2	$620.5	$829.5
Adjusted equity	$2,185.5	$2,601.1	$2,366.6	$2,008.7	$1,952.9	$2,082.2	$2,338.0	$2,750.9	$3,321.5	$4,205.1
Cumulative net (charge)/gain	1,730.7	1,438.8	755.5	396.4	38.2	103.8	29.6	12.7	100.1	(52.1)
GAAP Equity	$3,916.2	$4,039.9	$3,122.1	$2,405.1	$1,991.1	$2,186.0	$2,367.6	$2,763.6	$3,421.6	$4,153.0
GAAP ROE	2.5%	6.5%	-28.6%	-5.3%	19.8%	25.7%	24.4%	28.3%	18.1%	20.0%

* From continuing operations

Fortune Brands, Inc. Reconciliation of free cash flow to GAAP cash flow provided by operating activities[7]

	'97	'98	'99	'00	'01	'02	'03	'04	'05	'06	Target* '07
Free Cash Flow											
(after dividends)	$95.8	$11.4	$121.5	$112.5	$286.7	$447.2	$441.9	$392.7	$385.3	$577.4	$500–600
Net capital expenditures											
(net of proceeds)	191.4	245.4	217.3	212.2	204.0	186.4	181.9	215.6	215.6	181.4	225–250
Dividends Paid to Stockholders	139.1***	147.4	149.6	147.7	148.0	153.4	166.9	183.6	201.6	223.9	250**
GAAP Cash Flow Provided											
By Operating Activities	$287.2	$404.2	$488.4	$472.4	$638.7	$787.0	$790.7	$791.9	$802.5	$982.7	$975–1,100

* As of April 26, 2007. ** Assumes dividend rate and basic shares as of March 31, 2007. *** Pro forma for interim period spin-off of Gallaher Group Plc (5/30/97), utilizing Fortune Brands' 80¢ indicated annual rate for American Brands' 1997 dividend payments (results in a $104.3mm deduction to the $243.4mm GAAP figure).

(1) After-tax Return on Net Tangible Assets is a measure of operating returns. It represents after-tax Operating Income before charges divided by a 12 month average of GAAP assets less intangibles, accounts payable and other non-interest bearing liabilities.

(2) Internal Net Sales is a non-GAAP measure and reflects year to year performance of our current businesses. It is equal to net sales excluding changes in foreign currency exchange rates, spirits & wine excise taxes, interim Absolut sales, results from divestitures in both periods, and excludes the adoption of accounting standards (EITF) not effective when the period was publicly reported. With the exception of the Spirits & Wine acquired brands, Underlying Sales also includes net sales from acquisitions for the comparable prior-year period. Management believes that this measure is useful in analyzing the Company's performance from year to year. In assessing this measure, investors should note that the net impact of acquisitions and divestitures, the impact of foreign exchange, as well as the impact of excise taxes and interim Absolut sales, have been excluded in order to provide an additional measure to investors seeking to evaluate the Company's underlying financial performance from year to year. The 2006 sales acquisition adjustment reflects temporary transitional revenues not in base period (Pernod bottling contract and Spain distribution revenues). For figures see pages 9-10 top.

(3) Operating Margin Before Charges is a non-GAAP measure and reflects the year to year performance of our businesses. It is equal to operating income excluding restructuring and restructuring-related items as a percentage of net sales with the amortization of intangibles over the entire period 1996-2005 based on current intangible values and current FAS 142 goodwill accounting (adopted 1/1/02). Management believes that this measure is useful in analyzing the Company's performance from year to year. In assessing this measure, investors should note that the net impact of restructuring and restructuring-related items and the write-down of intangibles have been excluded, as well as amortization expense has been restated, in order to provide an additional measure to investors seeking to evaluate the Company's underlying performance from year to year. Office products is excluded as a discontinued operation. For figures see page 9 bottom.

(4) Diluted EPS Before Charges and Gains is a non-GAAP measure and indicates the underlying performance of our businesses prior to costs associated with our restructuring initiatives, writedowns of intangibles or goodwill, tax credits or charges, gain recorded on insurance proceeds received for a warehouse fire, gains or losses on divestitures, and assuming a 1/1/96 benefit from the net cash payment Gallaher made to us in connection with its spin-off on 5/31/97. Management believes that this measure is useful in analyzing the Company's performance from year to year. In assessing this measure, investors should note that the net impact of tax-related special items, restructuring and restructuring-related items, gains/losses on the sale of certain operations, writedowns of identifiable intangibles and goodwill, and the interim period benefit from the net cash payment received from Gallaher Group Plc have been excluded. For figures see pages 9-10 middle.

(5) Return on Invested Capital (ROIC) represents the rolling twelve months of net income before charges and gains plus after-tax interest divided by the 13-point average of the sum of total debt less cash plus total stockholders equity. The impact of improved returns attributable to current FAS 142 goodwill accounting and the writedowns of intangibles have been excluded by restating invested capital and net income as they would appear if current FAS 142 accounting had gone into effect and the writedowns had occurred on 1/1/96. Management believes that this measure is useful in analyzing the Company's performance from year to year. In assessing this measure, investors should note that Net Income excludes after-tax interest, the net impact of tax-related special items, restructuring and restructuring-related items, gain recorded on insurance proceeds received for a warehouse fire, gains/losses on the sale of certain operations and writedowns of intangibles, and amortization expense has been restated to reflect current FAS 142 accounting (adopted 1/1/02) and intangible values. For further details on charges and gains, see the GAAP reconciliation of EPS Before Charges/Gains (footnote #4). For figures see page 8 bottom.

(6) Return on Equity (ROE) represents the rolling twelve months of net income before charges and gains divided by the 13-point average of the sum of equity. The impact of improved returns attributable to current FAS 142 goodwill accounting and writedowns of intangibles have been excluded by restating equity and net income as they would appear if current FAS 142 accounting had gone into effect and the writedowns had occurred on 1/1/96. Management believes that this measure is useful in analyzing the Company's performance from year to year. In assessing this measure, investors should note that Net Income excludes the net impact of tax-related special items, restructuring and restructuring-related items, gain recorded on insurance proceeds received for a warehouse fire, gains/losses on the sale of certain operations and writedowns of intangibles, and amortization expense has been restated to reflect current FAS 142 accounting (adopted 1/1/02) and intangible values. For figures see page 10 bottom. For further details on charges and gains, see the GAAP reconciliation of EPS Before Charges/Gains (footnote #4).

(7) Free cash flow indicates the resources of our current business to invest in internal growth, make acquisitions, repay debt and repurchase stock. Management believes that this measure is useful in analyzing the Company's performance from year to year. For figures see top of this page.

(8) Excludes benefit of lower goodwill expense from adopting FAS 142. **(9)** Based on indicated annual rate at end of period. **(10)** 1996 pro forma for '97 Gallaher spin-off as if done 1/1/96. **(11)** On a GAAP basis, the company targeted as of April 26, 2007 EPS to be in the range of flat to down high-single-digits. **(12)** Compounded annual growth rate based on consolidated growth 1996 to 2004 and continuing operations growth in 2005 - 2006. GAAP growth rates are same over period. See footnote #4 for more information on EPS before charges/gains. **(13)** All brand sales are based on full year '06 sales rounded to nearest $50mm. Simonton brand acquired June 7, 2006.

This investor facts sheet contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company's credit ratings; as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings.

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EPS & Stock Price
1996 – 2007
$5.50
$4.50
$3.50
$2.50
$1.50
$0.50
EPS
$90
$80
$70
$60
$50
$40
$30
$20
Stock Price
2007 EPS Target (6/12)
EPS before charges/gains*
Stock Price (year-end, June 28 for '07; spin-off adjusted)
96 97 98 99 00 01 02 03 04 05 06 07
* Spin-off adjusted: consolidated growth 1996 to 2004 and continuing operations growth thereafter to $5.33 in 2006.



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